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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44090 and No. 333-44320) of Hanmi Financial Corporation of our report dated January 20, 2003, related to the statement of financial condition of Hanmi Financial Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for the years then ended which report appears in the Annual Report on Form 10-K of Hanmi Financial Corporation for the year ended December 31, 2002.

/s/KPMG LLP
Los Angeles, California

March 28, 2003